Exhibit 99.1

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP, INC. AND REVERE BANK

RECEIVE SHAREHOLDER APPROVAL FOR MERGER

OLNEY, MARYLAND, February 11, 2020 – Sandy Spring Bancorp, Inc. (NASDAQ: SASR, “Sandy Spring”) and Revere Bank (OTCQX: REVB, “Revere”) jointly announced that the companies have received the requisite stockholder approvals for Sandy Spring to complete the acquisition of Revere. As previously announced, Sandy Spring has also received regulatory approval for the merger from the Board of Governors of the Federal Reserve System and the Maryland Office of the Commissioner of Financial Regulation.

The transaction, announced on September 24, 2019, is scheduled to close on April 1, 2020, subject to the satisfaction of certain customary closing conditions. Upon completion, Sandy Spring will have combined assets of approximately $11.4 billion making it the largest, locally headquartered community bank in the Greater Washington, D.C. region.

About Sandy Spring Bancorp, Inc.

Sandy Spring Bancorp, Inc., headquartered in Olney, Maryland, is the holding company for Sandy Spring Bank, a premier community bank in the Greater Washington, D.C. region. With over 50 locations, the bank offers a broad range of commercial and retail banking, mortgage, private banking, and trust services throughout Maryland, Northern Virginia, and Washington, D.C. Through its subsidiaries, Rembert Pendleton Jackson, Sandy Spring Insurance Corporation and West Financial Services, Inc., Sandy Spring Bank also offers a comprehensive menu of insurance and wealth management services.

About Revere Bank

Revere Bank is a Maryland-state chartered bank that commenced operations in November 2007. The Bank is headquartered in Rockville and has 11 branches located in the suburban Maryland counties of Anne Arundel, Baltimore, Frederick, Howard, Montgomery, and Prince George’s. The Bank is a community-based, full-service commercial bank that emphasizes the banking needs of community-based businesses, professional entities, and individuals. Further information on Revere Bank can be obtained by visiting its website at www.reverebank.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Sandy Spring and Revere. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Sandy Spring’s and Revere’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “may,” “will,” “would,” “could,” “should” or other similar words and expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and neither Sandy Spring nor Revere undertakes any obligation to update any statement in light of new information or future events.

In addition to factors previously disclosed in Sandy Spring’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), the following factors among others, could cause actual results to differ materially from those in its forward-looking statements: (i) the possibility that any of the anticipated benefits of the proposed transaction between Sandy Spring and Revere will not be realized or will not be realized within the expected time period; (ii) the risk that integration of operations of Revere with those of Sandy Spring will be materially delayed or will be more costly or difficult than expected; (iii)  the failure to satisfy certain conditions to completion of the proposed transaction, including conditions set forth in any previously obtained regulatory approvals; (iv) the failure of the proposed transaction to close for any other reason; (v) the effect of the announcement of the transaction on customer relationships and operating results; (vi) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (vii) general economic conditions and trends, either nationally or locally; (viii) conditions in the securities markets; (ix) changes in interest rates; (x) changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; (xi) changes in real estate values; (xii) changes in the quality or composition of Sandy Spring’s or Revere’s loan or investment portfolios; (xiii) changes in competitive pressures among financial institutions or from non-financial institutions; (xiv) the ability to retain key members of management; and (xv) changes in legislation, regulations, and policies.

For additional information or questions, please contact:

Daniel J. Schrider, President & Chief Executive Officer, or

Philip J. Mantua, E.V.P. & Chief Financial Officer

Sandy Spring Bancorp, Inc.

17801 Georgia Avenue

Olney, Maryland 20832

1-800-399-5919

Email:	DSchrider@sandyspringbank.com
PMantua@sandyspringbank.com
Website:	www.sandyspringbank.com

Media Contact

Sam Price

Vice President, Marketing

Sandy Spring Bank

301.260.3614

sprice@sandyspringbank.com